EXHIBIT 99.1
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      MASSIVE FRAUD AND COVER UP BY BOSTON SCIENTIFIC DETAILED IN LAWSUIT

MEDINOL CHARGES THAT BOSTON SCIENTIFIC BREACHED AGREEMENTS, MISAPPROPRIATED INTELLECTUAL PROPERTY, FAILED TO BRING PRODUCTS TO MARKET AND SUBMITTED FRAUDULENT FILINGS TO US FOOD AND DRUG ADMINISTRATION IN ORDER TO STEAL MEDINOL'S BUSINESS AND CONCEAL THE SCHEME

NEW YORK, April 5 /PRNewswire/ -- Boston Scientific Corporation (NYSE: BSX - news), a major medical device company, has engaged in a multi-year scheme to defraud its most important business ally, Medinol Ltd. Boston Scientific misappropriated Medinol's intellectual property, breached the most basic terms of its contractual agreements with Medinol, set up a "dummy" corporation and defrauded the United States Food and Drug Administration (FDA) all for the purpose of stealing Medinol's business. This scheme was approved and directed by Boston Scientific's senior management, including defendants Peter M. Nicholas, co-founder and chairman; Lawrence C. Best, senior vice president and chief financial officer; and Michael Berman, the former president of Scimed, the company's cardiology division.

These charges and others are detailed in a lawsuit filed today by Medinol in the United States District Court for the Southern District of New York.

In 1995, Medinol, today a world leader in stent design and manufacture and then a startup company, entered into a venture with Boston Scientific for the purpose of distributing various generations of Medinol's NIR(R) stents to the worldwide market. Under the contracts, Medinol was responsible for developing and manufacturing stents, while Boston Scientific was responsible for bringing these stents to market.

In April 2000, after Boston Scientific's auditors, Ernst & Young, refused to file fraudulent reports to the Irish authorities as requested by Boston Scientific, James R. Tobin, the company's new chief executive officer, provided a partial disclosure to Medinol about the fraud. Tobin said, referring to his colleagues at Boston Scientific, that he was unaware that he was involved with "such crooks" and he was "ashamed to represent such a dishonest company." Tobin presented Medinol with an incriminating chronology of Boston Scientific's illegal activities and subsequently made available to Medinol many internal Boston Scientific documents that provide evidence of the fraud.

In Boston Scientific's own words, the scheme included incorporating a "shell company" for developing a "secret line" to replace Medinol's manufacturing capacity. Boston Scientific called this company "BBD," signifying its goal of "Bringing a Better Deal" to Boston Scientific than the deal Boston Scientific signed with Medinol. The heart of the BBD deceit, which was directed by Boston Scientific's highest officers, involved the theft of Medinol's technology and trade secrets for the purpose of building a "secret line" for manufacturing Medinol's stents and obtaining a fraudulent approval from the FDA, which would enable Boston Scientific to sell stents "independently" of Medinol, thereby "Bringing a Better Deal" to Boston Scientific. The goal of the "crooks" was to steal all of Medinol's assets instead of paying for them. To prevent Medinol from learning about BBD, and to hide Boston Scientific's ownership of BBD from the FDA, Boston Scientific executives orchestrated BBD under a cloak of secrecy that involved the creation of
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what they called a "ghost office," use of "false signatures," drafting a dummy quality control manual, and false and misleading representations to Medinol and the FDA.

In fact, Boston Scientific executives instructed those involved with BBD to "not discuss [it] with ANYONE," "to make everything look legitimate (as much as possible," to tell "lies about this activity to our people to keep them in the dark" and to use "roundabout method[s] of keeping vendors in the dark."

In an e-mail, a Boston Scientific executive wrote that BBD needed to maintain "[t]otal secrecy from Medinol and minimal awareness of BSC personnel." He cautioned:

"PMA [pre-market approval] amendment needs to be carefully drafted to maintain secrecy from Medinol and allowing us to use BBD as an alternative vendor ... FDA reactions and risks are great."

THE "SECRET LINE"

Under the agreement between Boston Scientific and Medinol, Medinol was to provide Boston Scientific with an "Alternative Line" to be operated only if Medinol failed to meet its supply obligation. However, Tobin acknowledged in an October 2000 conference call with the investment community that Medinol has never failed to meet Boston Scientific's stent requirements. (Boston Scientific was allowed to produce on the Alternative Line a nominal number of stents, estimated at no more than 500 per month, to keep the line in good condition.)

Medinol complied with the contract, building and sending to Boston Scientific Ireland (BSIL) automatic equipment for stent manufacturing. Instead of using Medinol's equipment to make the Alternative Line, Boston Scientific had the shipment clandestinely diverted to its secret facility in Dublin (the BBD "ghost office") where it arranged for a British engineering firm, Lumonics Ltd., to reverse engineer the proprietary machine and duplicate it. This was done in order to replace Medinol's manufacturing capacity rather than simply backing it up.

In April 1998, Lumonics delivered to BBD in Dublin the illegal copy of the Medinol automatic manufacturing system. In order to hide the operation and its relation to Boston Scientific from the FDA and Medinol, Boston Scientific needed to locate BBD and the duplicate machine in Dublin until after the summer of 1998 when an FDA audit of the Galway facility would be complete.

Parallel with copying the proprietary Medinol machinery, Boston Scientific illegally copied Medinol's stent drawings, changing the ownership title from Medinol to BBD and the product name from stent to "Heat Exchanger" to further hide it from Medinol and to falsely claim ownership of Medinol's intellectual property. Boston Scientific ordered from Medinol's stainless steel provider enough metal to produce more than 1,000,000 stents -- enough to produce stents for more than 150 years at the allowed rate of 500 per month and enough to produce more than two years of Boston Scientific's total sales of stent systems.

In order to hide the connection between BBD and Boston Scientific, Steven R. Paidosh, the head of the BBD operation, wrote in an e-mail to those employees of Boston Scientific involved in BBD:

"Guys, I think we should false sign the prints. Eric [Stenzel, a BBD] you should sign your name but we should use alias [sic] for the rest of us. Can you send new copies and everyone pick a new name to sign them with."

FRAUDULENT SUBMISSION TO THE FDA IS REQUIRED TO ACCOMPLISH THE SCHEME

In order to succeed in its scheme to replace Medinol with BBD and sell the stents in the US without going through a long and complicated regulatory process, Boston Scientific had to mislead the FDA. Accordingly, Boston Scientific represented to the FDA that both Medinol and BBD were vendors although neither was under Boston Scientific's definition that it provided to the FDA. This representation would have permitted BBD to replace Medinol as a supplier of stents without further FDA approval and would have allowed BBD to produce stents without an FDA audit. Paidosh warned the others involved in the scheme that these false FDA submissions "need[ ] to be carefully drafted to maintain secrecy from Medinol and allow[ ] us to use BBD as an alternative vendor."

DIVERTED RESOURCES

So committed was Boston Scientific to developing its "secret line," stolen from Medinol, that it made the BBD project, in its own words, a "priority #1 project." It diverted resources to this effort, thereby delaying for many years, in some cases forever, the market introductions of Medinol's stents. Despite Boston Scientific's commitment under its agreement to "use all commercially reasonable efforts to promote and market stents developed by Medinol in all significant markets," Boston Scientific consistently failed to live up to its end of the bargain. Medinol repeatedly delivered new advances in stents to Boston Scientific, but Boston Scientific failed to do its part in mounting them to delivery systems for clinical introduction. Therefore, new products were not commercially introduced and the venture lost competitive position and profits.

For example, Medinol's NIR(R) Conformer(TM), the second generation of Medinol's stent that is more trackable through the blood vessel and more conforming to the vessel's shape, was delivered in commercial quantities to Boston Scientific in 1997. After sitting in Boston Scientific's inventory for nearly three years, it was finally introduced in Europe in late 1999 and in the United States in 2000. Market introduction of the NIRFlex(TM) stent, which leading cardiologists have recognized represents a revolutionary design advance, combining ideal scaffolding with superb flexibility, continues to languish.

BOSTON SCIENTIFIC'S CONDUCT IS UNCHANGED

Since the existence of BBD was disclosed to Medinol, Medinol has done, as it has since 1995, everything in its power to make the venture work and was receptive to Boston Scientific's request to negotiate an acquisition. Nevertheless, in spite of its commitments, Boston Scientific has continued to implement its schemes to defraud Medinol and drive down its value. Instead of concentrating on Medinol's stents as the agreement requires, Boston Scientific has attempted to develop its own stent without informing Medinol, in violation of the agreement, and has falsely blamed Medinol for the delay of introduction of new products. Boston Scientific has also continued to make misrepresentations to the FDA and refused to correct its submissions to bring them into accord with FDA rules and its contractual obligations to Medinol.

Medinol is left with no other option other than to bring the lawsuit filed today, which seeks, among other things, the following relief:
-- to prevent Boston Scientific from selling Medinol's stents and any other stent developed in violation of the agreement;
-- to enable Medinol to sell its stents independent of Boston Scientific, mounted on the delivery systems developed for the stents; and
-- treble damages for the harm to its business and reputation inflicted by a corrupt organization.

ABOUT MEDINOL

Medinol Ltd., based in Israel, develops and manufactures stents for coronary and non-coronary use. Medinol's coronary stents include the NIR(R); NIRROYAL(R); NIR(R) Conformer(TM); NIRpRINce(TM); NIRSIDE(TM); and NIRFlex(TM). Medinol's non-coronary stents are designed to fit the renal artery and peripheral artery applications. They are sold under the names NIRENAL(TM), designed for renal (kidney) arteries; NIR(R) peripheral, designed for leg arteries; and NIROvascular(TM), designed for carotid arteries. The company's headquarters and research and development facility is in Tel Aviv, and its manufacturing facility is near Jerusalem.

SOURCE: MEDINOL LTD.